Exhibit 10.3
                                                                    ------------

                            Switchboard Incorporated

                           Restricted Stock Agreement
                     Granted Under 1999 Stock Incentive Plan


     AGREEMENT made this 4th day of January, 2002, between Switchboard Incorporated, a Delaware corporation (the "Company"), and Douglas J. Greenlaw (the "Participant").

     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.   Purchase of Shares.
     -------------------

     The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company's 1999 Stock Incentive Plan, as amended (the "Plan"), 450,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Common Stock"), at a purchase price of $3.22 per share. The aggregate purchase price for the Shares shall be paid by the Participant by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall be subject to the purchase options set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2.   Purchase Option.
     ----------------

     (a) In the event that the Participant ceases to be an Eligible Participant prior to January 4, 2006, the Company shall have the right and option (the "Purchase Option") to purchase from the Participant, for the lesser of $3.22 per share or the fair market value of the Unvested Shares on the date of purchase (the "Option Price"), some or all of the Unvested Shares (as defined below).

     "Eligible Participant" means an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended.

     "Unvested Shares" means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. Initially, the "Applicable Percentage" shall be 66.6667%. At the end of each full twelve-month period succeeding January 4, 2002, the Applicable Percentage shall be reduced by 16.6667%. Effective January 4, 2006, the Applicable Percentage shall be 0%.

     (b) In the event of a Change in Control (as defined below) of the Company
(i) during the period ending one year after such Change in Control, the number of Unvested Shares at any time shall be fifty percent (50%) of the number of Unvested Shares otherwise determined pursuant to Section 2(a) of this Agreement,
(ii) beginning on the date one year after such Change in Control the number of Unvested Shares shall be zero, and (iii) if the Participant's employment with the Company is terminated within 12 months of such Change in Control, or if the Participant's position, title or responsibilities are materially reduced from those in effect immediately prior to such Change in Control, the number of Unvested Shares shall be zero.

     For the purposes of this Agreement, a "Change of Control" shall mean an event or occurrence set forth in any one or more of clauses (i) through (iii) below:

          (i) any person or entity (other than the Company, ePresence, Inc., any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities;

          (ii) a merger or consolidation of the Company following which the voting securities of the Company outstanding immediately prior thereto do not continue to represent more than 50% of the combined voting power of the voting securities of the Company or the entity outstanding immediately after such merger or consolidation; or

          (iii) a sale of all or substantially all of the assets of the Company.

     (c) For purposes of this Agreement, employment (or any other status relating to eligibility as an Eligible Participant) with the Company shall include employment with a parent or subsidiary of the Company as defined in
Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended.

3.   Exercise of Purchase Option and Closing.
     ----------------------------------------

     (a) The Company may exercise the Purchase Option, in whole or in part, by delivering or mailing to the Participant (or his estate), within 90 days after the Participant ceases to be an Eligible Participant, one or more written notices of exercise of the Purchase Option. Such notice(s) shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such notice(s) within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

     (b) Within 10 days after delivery to the Participant by the Company of a notice of the exercise of the Purchase Option pursuant to Section 3(a) of this Agreement, the Participant (or his estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 5 of this Agreement, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company's exercise of the Purchase Option with respect to such Shares).

     (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 3(b) of this Agreement, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

     (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company (including, without limitation, that certain secured promissory note dated January 4, 2002 in the principal amount of $1,449,000 by the Participant to the Company (the "Note")) or in cash (by check) or both.

     (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

     (f) The Company may assign its Purchase Option to one or more persons or entities.

4.   Restrictions on Transfer.
     -------------------------

     The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, that are subject to the Purchase Option, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, "Approved Relatives") or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to
                           --------
this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement), or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the
                                        -------------
Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

5.   Escrow.
     -------

     The Participant shall, pursuant to and in accordance with the provisions of
Section 6.3 of the Collateral Assignment and Pledge Agreement dated January 4, 2002 between the Participant and the Company (the "Pledge Agreement"), execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A.
                                                                    ---------
The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such
                  ---------
escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

6.   Restrictive Legends.
     --------------------

     All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

          "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

7.   Provisions of the Plan.
     -----------------------

     (a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

     (b) As provided in the Plan, and without limiting in any way the provisions of Section 2(b) of this Agreement, upon the occurrence of an Acquisition Event (as defined in the Plan), the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with an Acquisition Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

8.   Withholding Taxes; Section 83(b) Election.
     ------------------------------------------

     (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

     (b) The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement, including, without limitation, the Note. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement, including, without limitation, the Note. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are purchased rather than when and as the Company's Purchase Option expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase.

     THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

9.   Miscellaneous.
     --------------

     (a) No Rights to Employment. The Participant acknowledges and agrees that
         ------------------------
the vesting of the Shares pursuant to Section 2 of this Agreement is earned only by continuing service as an Eligible Participant at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee, consultant or other Eligible Participant for the vesting period, for any period, or at all.

     (b) Severability. The invalidity or unenforceability of any provision of
         -------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     (c) Waiver. Any provision for the benefit of the Company contained in this
         -------
Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

     (d) Binding Effect. This Agreement shall be binding upon and inure to the
         ---------------
benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

     (e) Notice. All notices required or permitted hereunder shall be in writing
         -------
and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 9(e).

     (f) Pronouns. Whenever the context may require, any pronouns used in this
         ---------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     (g) Entire Agreement. This Agreement, the Plan, the Note and the Pledge
         -----------------
Agreement constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement, the Note and the Pledge Agreement.

     (h) Amendment. This Agreement may be amended or modified only by a written
         ----------
instrument executed by both the Company and the Participant.

     (i) Governing Law. This Agreement shall be construed, interpreted and
         --------------
enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

     (j) Participant's Acknowledgments. The Participant acknowledges that he or
         ------------------------------
she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement, the Note and the Pledge Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement, the Note and the Pledge Agreement; (iv) is fully aware of the legal and binding effect of this Agreement, the Note and the Pledge Agreement; and (v) understands that the law firm of Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, the Note and the Pledge Agreement and is not acting as counsel for the Participant.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            SWITCHBOARD INCORPORATED


                                        By: /s/William P. Ferry
                                            -------------------
                                            William P. Ferry
                                            Chairman of the Board

                                   Address: 120 Flanders Road
                                            Westboro, Massachusetts  01581

                                            /s/Douglas J. Greenlaw
                                            ----------------------
                                            Douglas J. Greenlaw
                                   Address: 25 Collins Creek Drive
                                            Greenville, South Carolina  29607

                                    Exhibit A

                            Switchboard Incorporated

                            Joint Escrow Instructions




                             Date:January 4, 2002
                                  ---------------


Robert P. Orlando
Secretary
Switchboard Incorporated
120 Flanders Road
Westboro, MA  01581
Dear Sir:

     As Escrow Agent for Switchboard Incorporated, a Delaware corporation, and its successors in interest under the Restricted Stock Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached (the "Company"), and the undersigned person ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

1.   Appointment. Holder irrevocably authorizes the Company to deposit with
     -----------
you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, "Shares" shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

2.   Closing of Purchase.
     -------------------

     (a) Upon any purchase by the Company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the "Closing") at the principal office of the

Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     (b) At the Closing, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Shares, (ii) to fill in on such form or forms the number of Shares being transferred, and (iii) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

3.   Withdrawal. The Holder shall have the right to withdraw from this escrow
     ----------
any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

4.   Duties of Escrow Agent.
     ----------------------

     (a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     (b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     (c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     (d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     (e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

     (f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

     (g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     (h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     (i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

     (j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys' fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

5.   Notice. Any notice required or permitted hereunder shall be given in
     ------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                 COMPANY:      Switchboard Incorporated
                               120 Flanders Road
                               Westboro, MA 01581
                               Attention:  Chief Financial Officer

                 HOLDER: Notices to Holder shall be sent to the address set forth below Holder's signature below.

                 ESCROW AGENT: Switchboard Incorporated
                               120 Flanders Road
                               Westboro, MA 01581
                               Attention: Secretary

6.   Miscellaneous.
     -------------

     (a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

     (b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                            Very truly yours,

Date: January 4, 2002                       SWITCHBOARD INCORPORATED
      ---------------
                                            By:/s/Robert P. Orlando
                                               --------------------
                                            Name:Robert P. Orlando
                                            Title:  Secretary

Date: January 4, 2002                       HOLDER:
      ---------------
                                            /s/Douglas J. Greenlaw
                                            ----------------------
                                            Douglas J. Greenlaw
                                            Address:
                                            25 Collins Creek Drive
                                            Greenville, South Carolina  29607

                                            Date: January 4, 2002
                                                  ---------------
ESCROW AGENT:


/s/ Robert P. Orlando
---------------------
Secretary

                                    Exhibit B

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE




     FOR VALUE RECEIVED, I hereby sell, assign and transfer unto Switchboard Incoprorated Four Hundred Fifty Thouand (450,000) shares of Common Stock, $.01 par value per share, of Switchboard Incorporated (the "Corporation") standing in my name on the books of said Corporation represented by Certificate(s) Number SWBD213 herewith, and do hereby irrevocably constitute and appoint Robert P.
-------
Orlando, the Secretary of the Corporation, attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

                                       Dated:
                                              ---------------

                                              /s/Douglas J. Greenlaw
                                              ----------------------
                                              Print Name: Douglas J. Greenlaw


IN PRESENCE OF

/s/Robert P. Orlando
--------------------

Print Name:Robert P. Orlando
           -----------------


     NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever.


                                      B-1